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                                    EXHIBIT C

                         OPINION AND CONSENT OF ACTUARY

         On behalf of American International Life Assurance Company of New York, I hereby consent to the inclusion of the Table of Premiums and Surrender Charge Premiums in a Registration Statement of Form S-6 registering Variable Life Insurance Policies.
                                     /s/ Michael J. Burns
                                     ---------------------------
                                     Michael J. Burns, FSA, MAAA

Dated:  April 30, 1999

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                                    EXHIBIT C

                         OPINION AND CONSENT OF ACTUARY

         On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Maximum Initial Surrender Charge per $1,000 of Initial
Specified Face Amount in a Registration Statement of Form S-6 registering Variable Life Insurance Policies.

                                      /s/ A. Hasan Qureshi

                                      ---------------------------
                                      A. Hasan Qureshi, FIA, MAAA


Dated:  April 30, 1999

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